As filed with the Securities and Exchange Commission on September 26, 2006

                                              Registration No. 333-
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              AEROFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                        11-1974412
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

35 South Service Road, Plainview,  New York                11803
(Address of principal executive offices)                (Zip Code)

                 AEROFLEX INCORPORATED - RESTRICTED STOCK GRANT
                            (Full Title of the Plan)

                            Leonard Borow, President
                              Aeroflex Incorporated
                              35 South Service Road
                            Plainview, New York 11803
                     (Name and address of agent for service)

                                 (516) 694-6700
          (Telephone number, including area code, of agent for service)

                                    copy to:
                             Gary T. Moomjian, Esq.
                         Kramer, Coleman & Wactlar, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed Maximum    Proposed Maximum
  Title of Securities  Amount to be  Offering Price Per  Aggregate Offering    Amount of
   To be Registered     Registered       Share (1)             Price (1)     Registration Fee
--------------------- -------------  ------------------ ------------------- -----------------
  Common Stock,
    par value $.10    10,000 shares      $10.77               $107,700           $11.52
       per share
===================== =============  ================== =================== =================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of Aeroflex Incorporated's Common Stock reported on the consolidated reporting system on September 20, 2006 pursuant to Rule 457(c).

                                EXPLANATORY NOTE
                                ----------------

     Pursuant to an employment agreement entered into as of November 9, 2005 between Aeroflex Incorporated and John Adamovich, Jr., Aeroflex issued to Mr. Adamovich an aggregate of 10,000 restricted shares of Aeroflex Common Stock. Such shares vest to the extent of fifty percent (50%) on each of November 9, 2006 and 2007, subject to the terms and conditions of Mr. Adamovich's employment agreement. The restricted shares were issued by Aeroflex in order to induce Mr. Adamovich to enter into the employment agreement with Aeroflex.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are filed by Aeroflex Incorporated (the "Registrant") with the Securities and Exchange Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement and shall be deemed to be a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as amended;

          (b) The description of the Registrant's Common Stock contained in a registration statement filed under Section 12(b) of the Securities Exchange Act of 1934 (File No. 0-02324), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed to constitute a part of this Registration Statement, except as modified or superceded.

     The Registrant will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary or Treasurer, Aeroflex Incorporated, 35 South Service Road, P.O. Box 6022, Plainview, New York 11803-0622, (516) 694-6700.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to the Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of the Registrant are also covered by officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1 Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., dated November 9, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2005).

     5    Opinion and consent of Kramer, Coleman & Wactlar, P.C.

     23.1 Consent of Kramer, Coleman & Wactlar, P.C. (included in their opinion filed as Exhibit 5).

     23.2 Consent of KPMG LLP.

     24 Powers of Attorney to file future amendments (set forth in the signature page of this Registration Statement).

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plainview, State of New York on the 26th day of September, 2006.

                                    Aeroflex Incorporated

                                    By: /s/ Harvey R. Blau
                                        ---------------------------
                                        Harvey R. Blau, Chairman and
                                        Chief Executive Officer
                                        (Principal Executive Officer)


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Harvey R. Blau and Leonard Borow, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Aeroflex Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting onto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Signature                         Title                         Date
        ---------                         -----                         ----

/s/ Harvey R. Blau              Chief Executive Officer and       September 26, 2006
----------------------------    Chairman of the Board
Harvey R. Blau                  (Principal Executive Officer)

/s/ Leonard Borow               President, Chief Operating        September 26, 2006
----------------------------    Officer, Secretary and Director
Leonard Borow

/s/ John Adamovich, Jr.         Senior Vice President and         September 26, 2006
----------------------------    Chief Financial Officer
John Adamovich, Jr.

/s/ Charles Badlato             Vice President -Treasurer         September 26, 2006
----------------------------    and Assistant Secretary
Charles Badlato                 (Principal Accounting Officer)


/s/ Paul Abecassis              Director                          September 26, 2006
----------------------------
Paul Abecassis

                                Director                          September __, 2006
----------------------------
John F. Benedik


/s/ Milton Brenner              Director                          September 25, 2006
----------------------------
Milton Brenner


/s/ Ernest E. Courchene, Jr.    Director                          September 26, 2006
----------------------------
Ernest E. Courchene, Jr.

/s/ Michael A. Nelson           Director                          September 23, 2006
----------------------------
Michael A. Nelson

/s/ Joseph Pompeo               Director                          September 25, 2006
----------------------------
Joseph Pompeo

/s/ Barton D. Strong            Director                          September 24, 2006
----------------------------
Barton D. Strong

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                              AEROFLEX INCORPORATED



                         Form S-8 Registration Statement




                            E X H I B I T    I N D E X



 Exhibit
 Number   Exhibit Description
 -------  -------------------

   4.1 Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., dated November 9, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2005).

   5      Opinion and consent of Kramer, Coleman & Wactlar, P.C.

  23.1 Consent of Kramer, Coleman & Wactlar, P.C. (included in their opinion filed as Exhibit 5).

  23.2    Consent of KPMG LLP.

  24 Powers of Attorney to file future amendments (set forth in the signature page of this Registration Statement).